SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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☐	Soliciting Material Under Rule 14a-12

HomeStreet, Inc.

(Name of Registrant as Specified In Its Charter)

Roaring Blue Lion Capital Management, L.P.

Blue Lion Opportunity Master Fund, L.P.

BLOF II LP

Charles W. Griege, Jr.

Ronald K. Tanemura

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Roaring Blue Lion Capital Management, L.P. has responded to claims made by HomeStreet, Inc. in the form of a presentation to shareholders, which is attached hereto as Exhibit 1.

Exhibit 1

Responding to HomeStreet’s Misleading Claims June 1, 2019 www.FixHMST.com

2 Table of Contents Deconstructing HomeStreet’s Stock Performance Since Its 2012 IPO 3 HomeStreet’s TSR is Poor Regardless of How It Is Measured 4 - 6 Clarifying HomeStreet’s Appropriate Peer Group 7 - 8 HomeStreet’s Future Consolidated Efficiency Ratio Will Still Be Worst Among Peers 9

Deconstructing HomeStreet's Misleading TSR Chart "Since IPO"

Extracted From HomeStreet's 2019 Investor Presentation on May 30, 2019



Total Shareholder Return
Total Shareholder Returns – Since IPO (February 10, 2012)
HomeStreet
KBW Regional Banking Index
SNL U.S. Bank and Thrift Index
250%
200%
150%
100%
50%
0%
(50%)
Feb 2012
Feb 2013
Feb 2014
Feb 2015
Feb 2016
Feb 2017
Feb 2018
Feb 2019
168%
151%
115%

2/10/2012 – 12/31/2012 132.3% TSR	12/31/2012 – 1/22/2019* 2.6% TSR vs. 108.8% for the KBW Regional Bank Index	1/22/2019 – 5/24/2019 12.4% TSR
Valuation Normalization Period	**Recapitalized With A Healthy Balance Sheet**	**Outperformance**
7 years ago, HMST completed its IPO at 63% of its Tangible Book Value (TBV). After the risk of failure dissipated, HMST appreciated to a slight premium to TBV, in-line with peers.	For 6+ years, Mark Mason and HomeStreet's Board of Directors had the opportunity to turn the Company into a great commercial bank. However, the total return that was generated for shareholders was just 2.6% vs. 108.8% for the KBW Regional Banking Index. **In short, this was one of the best performance periods for the banking industry since 2001. HomeStreet, despite spending more than $360 million on capital expenditures and acquisitions, squandered the many opportunities available to the bank.**	HomeStreet's stock outperforms after the Company's adoption of BLC's recommendation to sell its mortgage businesses.

** Q4 2018 earnings call on 1/22/2019; this date represents when HMST announced it was pursuing strategic options for its mortgage operations*

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HomeStreet's TSR Relative To Peers On a Rolling Basis

1-, 3-, and 5-year Rolling TSRs vs. Peers[1] – HomeStreet significantly underperforms

- **HomeStreet "cherry picks" certain dates to show favorable TSRs and then argues that Blue Lion does the same**
- **A "Rolling" analysis for the <u>entire</u> time period that HMST has been a public company eliminates the ability to pick favorable dates**
- **Whether you use a 1-, 3-, or 5-year time horizon, HomeStreet has underperformed its peers for the vast majority of its life as a public company**
- **There is no way to debate the results of this analysis given the <u>thousands of data points</u>**

1 Year Rolling TSR vs. Peers – HMST Underperforms 66% Of The Time[2]


Relative TSR
80.0
60.0
40.0
20.0
0.0
(20.0)
(40.0)
(60.0)
(80.0)
(100.0)
Relative TSR Measurement End Date

3 Year Rolling TSR vs. Peers – HMST Underperforms 94% Of The Time[3]


Relative TSR
20.0
0.0
(20.0)
(40.0)
(60.0)
(80.0)
(100.0)
Relative TSR Measurement End Date

5 Year Rolling TSR vs. Peers – HMST Underperforms 100% Of The Time[4]


Relative TSR
0.0
Relative TSR Measurement End Date

* 2/10/12, ** 1/22/19

Source: FactSet. [1] Pacific NW Peers: BANR, GBCI, COLB, HFWA; CA Peers: PPBI, WABC, CVBF and TCBK. Weekly data. [2] first observation date 2/17/13. [3] first observation date 2/17/15. [4] first observation date 2/17/17

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5 HomeStreet’s TSR Relative To The KRX On a Rolling Basis 1 - , 3 - , and 5 - year TSRs vs. KBW Regional Bank Index (KRX) – HomeStreet significantly underperforms 1 Year Rolling TSR vs. KRX – HMST Underperforms 62% Of The Time 1 3 Year Rolling TSR vs. KRX – HMST Underperforms 74% Of The Time 2 5 Year Rolling TSR vs. KRX – HMST Underperforms 94% Of The Time 3 Source: FactSet. Weekly data. 1 first observation date 2/17/13, 2 first observation date 2/17/15, 3 first observation date 2/17/17 • Blue Lion also performed the same Rolling analysis on the KRX and compared the returns to HomeStreet’s returns • HomeStreet significantly underperforms the KRX as well on a 1 - , 3 - and 5 - year basis

Since Its IPO Through January 22, 2019*, HomeStreet Shareholders Would Have Been Better Off Buying the KRX 82% Of The Time

- Out of 1,746 buy and hold periods[1], HomeStreet's stock has **underperformed the KBW Regional Bank Index 82% of the time**

The KBW Regional Bank Index Outperformed HomeStreet 1,424 Days



HomeStreet Outperformed the KBW Regional Bank Index 322 Days



Source: Bloomberg. Does not represent TSR as it includes simple price appreciation only. [1] Buy and hold periods represent every day a shareholder could have purchased HMST's stock and held it though 1/22/2019.

** Q4 2018 earnings call on 1/22/2019; this date represents when HMST announced it is pursuing strategic options for its mortgage operations*

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7 The HomeStreet “Peer” Group Is Too Broad HMST should be compared with actual banks that they compete with every day Extracted from HomeStreet’s Shareholder Presentation May 30, 2019 • HomeStreet is based in Seattle, WA and primarily operates in large metropolitan areas in WA, OR and CA. • All of Blue Lion’s peers are included in HomeStreet’s peer group. However, HomeStreet includes out - of - market banks in its peer group in an attempt to hide its underperformance. Further, by selecting a broader peer group from slower growth markets it enables the company to lower the bar so it can justify paying a performance bonus to its executives despite its poor returns • In addition, only one of these “out - of - market” banks has meaningful exposure to the mortgage business HomeStreet’s “Peers” include banks well outside of its markets

8 Blue Lion’s Peers For HomeStreet Only Include Banks From the Same Markets and of Comparable Size • Pacific Northwest Peers : Columbia Banking System, Banner Corp., Glacier Bancorp and Heritage Financial. All four are included in HomeStreet’s peer group. • California Peers: Pacific Premier Bancorp, TriCo Bancshares, Westamerica Bancorporation, CVB Financial Corp. and Banner Corp. All five chosen peers are included in HomeStreet’s peer group. Washington & Oregon Northern California Southern California

9 After Restructuring Its Mortgage Operations, HomeStreet’s Consolidated Efficiency Ratio (ER) Will Still Be Worst Among Peers Source: FactSet, Blue Lion Capital, HMST guidance given on its Q1’19 Earnings Call * Generously assumes the mortgage operation will be breakeven • The chart below shows HomeStreet’s Consolidated and Commercial Bank ER’s from 2013 - 2018 as well as that of peers • Beginning with Q1 2019 results, HomeStreet ONLY discloses a Consolidated ER • Even after HomeStreet completes the restructuring of its mortgage operations and eliminates the “stranded costs”, the Company’s Consolidated ER for 2019E* will be an estimated 2,250 bps higher than its peers • This is yet another example of why we believe the restructuring of their mortgage operations is a “half - measure” and the cost structure in the commercial bank needs to be addressed

Vote The BLUE Proxy Card To Vote “ FOR " Chuck Griege and Ron Tanemura and “ FOR ” Our Shareholder Proposals BLUE CARD Advisory Vote On The Compensation of Named Executive Officers The Company’s compensation practices are not constructed in the best interest of the Company & shareholders COMPANY PROPOSAL #2 VOTE AGAINST Ratification Of Exclusive Forum Selection Bylaw COMPANY PROPOSAL #4 VOTE AGAINST Would limit shareholders’ rights and options with grievances against the Company or its directors Declassify The Board, Eliminate Supermajority Vote To Approve Major Corporate Changes COMPANY PROPOSALS #5 & #6 The Company is finally following our lead by embracing these best practices VOTE FOR SHAREHOLDER PROPOSAL #7 Repeal Certain Bylaw Amendments Will prevent any possible interference with our right to present business at the Annual Meeting VOTE FOR SHAREHOLDER PROPOSAL #8 Vote For An Independent Chair An independent chair is important at an underperforming company like HomeStreet VOTE F OR VOTE FOR Ratification Of The Company’s Public Accounting Firm COMPANY PROPOSAL #3 Ratification is on a non - binding basis 10

Contact Information Blue Lion Capital 8115 Preston Road Suite 550 Dallas, TX 75225 Chuck Griege chuck@bluelioncap.com 214 - 855 - 2430 Brad Berry brad@bluelioncap.com 214 - 855 - 2430 Justin Hughes Justin@bluelioncap.com 214 - 855 - 2430 11

For additional information or assistance voting your shares please contact Blue Lion Capital's proxy solicitor  509 Madison Avenue Suite 1206 New York, NY 10022 Shareholders Call Toll Free: (800) 662 - 5200 Email: BlueLion@morrowsodali.com 12

13 IMPORTANT INFORMATION Roaring Blue Lion Capital Management, L.P., Blue Lion Opportunity Master Fund, L.P., BLOF II LP, Charles W. Griege, Jr. (collectively, "Blue Lion") and Ronald K. Tanemura (together with Blue Lion, the "Participants") have filed with the Securiti es and Exchange Commission (the "SEC") a definitive proxy statement and accompanying form of proxy to be used in connection with the solicitation of proxies from shareholders of HomeStreet, Inc. (the "Company"). All shareholders of the Company are advise d to read the definitive proxy statement and other documents related to the solicitation of proxies by the Participants, as the y contain important information, including additional information related to the Participants. The definitive proxy statement a nd an accompanying proxy card is being furnished to some or all of the Company's shareholders and is, along with other relevant documents, available at no charge on the SEC website at http://www.sec.gov/ or from the Participants' proxy solicitor, Morrow Sodali , LLC. Information about the Participants and a description of their direct or indirect interests by security holdings is contained in the definitive proxy statement on Schedule 14A filed by Blue Lion with the SEC on May 16, 2019. This document is available free o f charge from the sources indicated above.

DISCLAIMER

This presentation, the materials contained herein, and the views expressed herein (this "Presentation") are for discussion and general informational purposes only. This Presentation does not have regard to the specific investment objective, financial situation, suitability, or the particular need of any specific person who may receive this presentation, and should not be taken as advice on the merits of any investment decision. In addition, this Presentation should not be deemed or construed to constitute an offer to sell or a solicitation of any offer to buy any security described herein in any jurisdiction to any person, nor should it be deemed as investment advice or a recommendation to purchase or sell any specific security. Nor should this Presentation be considered to be an offer to sell or the solicitation of an offer to buy any interests in any fund managed by Roaring Blue Lion Capital Management, L.P. or any of its affiliates ("Blue Lion"). Such an offer to sell or solicitation of an offer to buy interests may only be made pursuant to definitive subscription documents.

The views expressed herein represent the current opinions as of the date hereof of Blue Lion and are based on publicly available information regarding HomeStreet, Inc. ("Homestreet" or the "Company"). Certain financial information and data used herein have been derived or obtained from, without independent verification, public filings, including filings made by HomeStreet with the Securities and Exchange Commission ("SEC") and other sources. Blue Lion shall not be responsible for or have any liability for any misinformation contained in any SEC or other regulatory filing, any third party report, or this Presentation. All amounts, market value information, and estimates included in this Presentation have been obtained from outside sources that Blue Lion believes to be reliable or represent the best judgment of Blue Lion as of the date of this Presentation. Blue Lion is an independent company, and its opinions and projections within this Presentation are not those of HomeStreet and have not been authorized, sponsored, or otherwise approved by HomeStreet. The information contained within the body of this Presentation is supplemented by footnotes which identify Blue Lion's sources, assumptions, estimates, and calculations. This information contained herein should be reviewed in conjunction with the footnotes.

In addition, the information contained herein reflects projections, market outlooks, assumptions, opinions and estimates made by Blue Lion as of the date hereof that may constitute forward-looking statements. Such forward-looking statements are based on certain assumptions and involve certain risks and uncertainties, including risks and changes affecting industries generally and the Company specifically and are subject to change without notice at any time. Given the inherent uncertainty of projections and forward-looking statements, you should be aware that actual results may differ materially from the projections and other forward-looking statements contained herein due to reasons that may or may not be foreseeable.

Therefore, Blue Lion does not represent that any opinion or projection will be realized, and Blue Lion offers no assurances as to the price of Company securities in the future. While the information presented herein is believed to be reliable, no representation or warranty is made concerning the accuracy of any data presented, the information or views contained herein, nor concerning any forward-looking statements. Blue Lion has an economic interest in the price movement of the securities discussed in this presentation, but Blue Lion's economic interest is subject to change at any time.

Blue Lion has not sought or obtained consent from any third party to use any statements or information indicated herein as having been obtained or derived from statements made or published by third parties, nor has it paid for any such statements. Any such statements or information should not be viewed as indicating the support of such third party for the views expressed herein. Blue Lion does not endorse third-party estimates or research which are used in this presentation solely for illustrative purposes. All registered or unregistered service marks, trademarks and trade names referred to in this Presentation are the property of their respective owners, and Blue Lion's use herein does not imply an affiliation with, or endorsement by, the owners of these service marks, trademarks and trade names or the goods and services sold or offered by such owners.

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